Exhibit 99.1

ENERGY TRANSFER PARTNERS ANNOUNCES CASH DISTRIBUTION
FOR FOURTH QUARTER OF 2009
Energy Transfer Equity Declares Distribution Increase

DALLAS – January 28, 2010 — Energy Transfer Partners, L.P. (NYSE:ETP) and Energy Transfer Equity, L.P. (NYSE:ETE) today announced that the Board of Directors of each Partnership has approved quarterly distributions for the quarter ended December 31, 2009.

ETP’s Board of Directors has approved a quarterly distribution of $0.89375 per unit ($3.575 annualized) on ETP common units for the quarter ended December 31, 2009. The cash distribution for the quarter ended December 31, 2009 will be paid on February 15, 2010 to unitholders of record as of the close of business on February 8, 2010. The distribution rate is unchanged from the distribution paid for the quarter ended September 30, 2009.

“Our well-diversified assets provided solid distributable cash flow during a challenging 2009 for the gas industry,” said Martin Salinas, ETP’s Chief Financial Officer. “Going into 2010, we look forward to completing major pipeline projects we expect will substantially increase cash flow available for unitholder distributions. We are scheduled to complete the Fayetteville Express Pipeline in the fourth quarter of 2010, and the Tiger Pipeline in the first half of 2011, which together should provide strong cash flow from at least 3.85 billion cubic feet per day of long term fee-based contracted volumes. In addition, we continue to have ample liquidity, with over $1.94 billion available under our revolving credit facility, together with an additional $1.1 billion revolving credit facility for funding of the Fayetteville Express Pipeline with our joint venture partners.”

ETE’s Board of Directors has approved a quarterly distribution of $0.54 per unit ($2.16 annualized) on ETE’s outstanding common units for the quarter ended December 31, 2009. The quarterly distribution of $0.54 per unit represents an increase of $0.02 per common unit on an annualized basis. The distribution will be paid on February 19, 2010 to Unitholders of record as of the close of business on February 8, 2010.

Company: Energy Transfer Partners, L.P. (NYSE:ETP)
Record Date: February 8, 2010
Ex Date: February 4, 2010
Payment Date: February 15, 2010
Amount Paid: $0.89375 per Common Unit

Company: Energy Transfer Equity, L.P. (NYSE:ETE)
Record Date: February 8, 2010
Ex Date: February 4, 2010
Payment Date: February 19, 2010
Amount Paid: $0.54 per Common Unit

Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Colorado, Louisiana, New Mexico, and Utah, and owns the largest intrastate pipeline system in Texas. ETP’s natural gas operations include gathering and transportation pipelines, treating and processing assets, and three storage facilities located in Texas. ETP currently has more than 17,500 miles of pipeline in service and has a 50% interest in joint ventures that have approximately 500 miles of interstate pipeline in service. ETP is also one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country.

Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner of Energy Transfer Partners, L.P. and approximately 62.5 million ETP limited partner units.

This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnerships’ Annual Reports on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnerships undertake no obligation to update or revise any forward-looking statement to reflect new information or events.

The information contained in this press release is available on our website at www.energytransfer.com.

Contacts
Investor Relations:
Brent Ratliff
Energy Transfer
214-981-0700 (office)

Media Relations:
Vicki Granado
Granado Communications Group
214-504-2260 (office)
214-498-9272 (cell)

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